UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2007
TEKTRONIX, INC.
(Exact name of registrant as specified in its charter)

OREGON	001-04837	93-0343990
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14200 SW Karl Braun Drive
Beaverton, Oregon	97077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 627-7111
No Change
(Former name or former address, if changed since last report.)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
On January 17, 2007, the Board of Directors of Tektronix, Inc. (the “Board”), an Oregon corporation (the “Company”), amended and restated the Company’s 2001 Non-Employee Directors Compensation Plan to remove transition language that is no longer applicable and which described the changeover process from the prior plan. The Board also approved amendments to add language that allows the Company to pro-rate the annual $40,000 cash award. The 2001 Non-Employee Directors Compensation Plan As Amended and Restated Effective January 1, 2007 is filed under Item 9.01 of this Form 8-K as Exhibit 10.1.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On January 17, 2007, Tektronix, Inc. issued a press release announcing that Kaj Juul-Pedersen has been elected to the Board of Directors of Tektronix, Inc. effective January 16, 2007. Mr. Juul-Pedersen has been appointed to the Nominating and Corporate Governance Committee and the Organization and Compensation Committee of the Board of Directors. The press release is attached to this Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

10.1	2001 Non-Employee Directors Compensation Plan As Amended and Restated Effective January 1, 2007.

99.1	Press release of Tektronix, Inc. dated January 17, 2007, announcing that Kaj Juul-Pedersen has been elected to the Board of Directors of Tektronix, Inc. effective January 16, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 17, 2007

TEKTRONIX, INC.
By:	/s/ JAMES F. DALTON
James F. Dalton
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2001 Non-Employee Directors Compensation Plan As Amended and Restated Effective January 1, 2007.

99.1	Press release of Tektronix, Inc. dated January 17, 2007, announcing that Kaj Juul-Pedersen has been elected to the Board of Directors of Tektronix, Inc. effective January 16, 2007.